Unknown;

HOME EQUITY ASSET TRUST 2006-7

DERIVED INFORMATION [9/21/06]

[$1,069,750,000]
Senior, Mezzanine & Subordinate Bonds Offered
(Approximate)

[$1,080,750,100]
Total Certificates Offered & Non-Offered
(Approximate)

Home Equity Pass-Through Certificates, Series 2006-7

Credit Suisse First Boston Mortgage Securities Corp.

Depositor

[U.S. Bank, N.A.]

Trustee

The issuer has filed a (i) registration statement (including a prospectus) with a file number of 333-135481 and (ii) a Term Sheet Supplement, with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the Term Sheet Supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale.  This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein.  The securities are being offered when, as and if issued.  In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any —indications of interest“ expressed by you, and any —soft circles“ generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Home Equity Asset Trust 2006-7 Credit Suisse Securities (USA) LLC

Disclaimer

All information on the Mortgage Loans is approximate, includes a portion of the prefunding, and is based off of rolled scheduled balances as of the

9/01/06 cutoff date. The final numbers will be found in the prospectus supplement.

Thirty-day delinquencies and sixty-day delinquencies will

represent less than 1.5% and 0.5% of the Mortgage Loans, respectively.

The Original Loan-to-Value (OLTV) ratio displayed in the tables below employs the Combined Loan-to-Value (CLTV) ratio in the case of second liens.

Riverside - San Bernardino
FICO: 630 OLTV: 80.5 % Silent Second: 47.5 CLTV Silent Second: 99.4 CLTV Total Pool: 90.1 DTI: 44.0

Home Equity Asset Trust 2006-7 Credit Suisse Securities (USA) LLC

		Total	%		WA
State	No of Loans	Scheduled Balance	Scheduled Balance	WAC %	OLTV* %	WA FICO
Alabama	43	4,148,220	0.4	9.11	76.6	594
Alaska	22	4,513,349	0.4	8.76	83.7	659
Arizona	278	55,340,799	5.1	8.24	79.8	635
Arkansas	19	2,121,980	0.2	8.46	78.6	599
California	1,085	335,924,526	30.7	7.82	78.7	649
Colorado	148	21,670,125	2.0	8.18	82.5	637
Connecticut	45	9,600,757	0.9	8.34	78.8	635
Delaware	9	1,300,937	0.1	8.01	79.9	587
District of Columbia	13	3,645,433	0.3	8.21	76.9	651
Florida	797	143,852,002	13.1	8.39	78.9	621
Georgia	171	23,581,059	2.2	8.87	81.6	612
Hawaii	12	5,170,420	0.5	8.19	83.5	638
Idaho	62	8,337,143	0.8	8.04	77.5	638
Illinois	303	58,130,737	5.3	8.83	82.1	620
Indiana	38	4,148,319	0.4	9.04	81.9	584
Iowa	26	2,610,254	0.2	8.68	82.5	633
Kansas	28	3,387,365	0.3	8.95	84.1	614
Kentucky	51	4,332,156	0.4	8.89	87.0	601
Louisiana	27	3,457,174	0.3	9.19	78.7	577
Maine	11	1,312,586	0.1	8.57	77.8	598
Maryland	149	32,366,427	3.0	8.66	77.9	605
Massachusetts	48	10,033,511	0.9	8.79	80.1	642
Michigan	125	13,317,468	1.2	8.72	86.4	622
Minnesota	68	12,044,266	1.1	8.34	80.2	618
Mississippi	23	1,867,065	0.2	9.40	87.1	583
Missouri	98	11,828,984	1.1	9.00	83.2	607
Montana	3	542,219	0.0	8.34	72.3	576
Nebraska	13	1,439,673	0.1	8.59	82.3	628
Nevada	154	31,782,358	2.9	8.05	79.1	639
New Hampshire	6	1,617,445	0.1	8.93	89.4	588
New Jersey	97	23,021,683	2.1	8.67	77.2	626
New Mexico	28	4,609,246	0.4	8.61	81.9	610
New York	183	52,421,325	4.8	8.30	76.6	634
North Carolina	67	8,705,454	0.8	8.58	81.9	614
Ohio	224	20,720,818	1.9	8.61	85.1	621
Oklahoma	52	3,955,732	0.4	8.93	84.2	607
Oregon	169	29,405,767	2.7	8.08	80.0	635
Pennsylvania	100	12,196,258	1.1	8.98	82.0	609
Rhode Island	38	7,697,739	0.7	8.55	80.6	637
South Carolina	42	5,561,150	0.5	8.72	79.9	594
Tennessee	73	8,530,198	0.8	8.56	82.0	607
Texas	140	14,303,847	1.3	8.90	79.9	625
Utah	53	7,651,837	0.7	8.19	80.5	628
Vermont	3	417,476	0.0	8.32	81.6	682
Virginia	154	30,560,697	2.8	8.32	79.0	618
Washington	224	46,160,535	4.2	7.97	79.3	634
West Virginia	6	1,225,078	0.1	9.58	79.0	592
Wisconsin	30	3,306,913	0.3	8.79	79.4	618
Wyoming	10	1,158,149	0.1	8.74	80.2	611
Total:	5,568	1,095,034,662	100.0	8.26	79.6	632

Home Equity Asset Trust 2006-7 Credit Suisse Securities (USA) LLC

		Total	%		WA
Zipcode	No of Loans	Scheduled Balance	Scheduled Balance	WAC %	OLTV* %	WA FICO
14215	2	103,739	0.5	9.99	90.0	621
14217	2	116,437	0.6	9.19	84.0	628
14606	1	54,906	0.3	6.80	52.9	701
16509	1	113,267	0.6	6.13	75.0	690
27834	2	209,010	1.1	9.75	76.2	566
28203	1	109,982	0.6	9.98	88.0	570
28210	1	172,344	0.9	6.50	75.0	691
28212	1	67,806	0.4	9.85	100.0	657
28214	2	251,077	1.3	8.26	80.0	589
28215	1	118,975	0.6	9.25	85.0	606
28216	1	35,216	0.2	11.75	100.0	600
28262	1	292,052	1.5	9.37	90.0	607
28269	2	163,877	0.9	9.20	84.4	614
28273	2	142,119	0.7	8.78	84.2	593
28277	2	432,581	2.3	7.11	77.2	674
28278	1	209,755	1.1	8.70	83.0	572
28602	1	102,757	0.5	9.05	80.0	606
29203	1	109,974	0.6	8.60	74.3	585
29210	1	86,661	0.5	7.13	80.0	724
29223	1	181,885	1.0	8.18	80.0	583
29501	1	21,960	0.1	11.75	100.0	602
29575	1	318,321	1.7	8.00	75.0	702
29579	1	117,000	0.6	9.05	90.0	630
29588	1	208,603	1.1	8.73	90.0	632
29605	1	125,854	0.7	8.75	90.0	546
32118	1	171,751	0.9	7.65	69.4	758
32119	1	69,914	0.4	8.45	48.3	584
35601	1	94,878	0.5	8.25	73.1	569
38106	2	109,599	0.6	9.13	95.0	612
38108	1	44,176	0.2	9.00	85.0	597
38115	1	82,467	0.4	7.88	75.0	606
38116	1	84,945	0.4	8.14	73.9	609
38118	2	140,562	0.7	8.70	82.8	646
38119	1	119,936	0.6	9.13	75.0	583
38125	1	119,836	0.6	7.50	75.0	611
38127	1	79,956	0.4	12.17	80.0	548
38128	2	151,619	0.8	8.82	77.1	582
38133	1	138,519	0.7	8.65	90.0	596
38135	1	270,302	1.4	9.38	90.0	560
38141	4	307,586	1.6	8.22	85.9	715
39206	1	50,144	0.3	10.68	85.0	590
39208	1	83,929	0.4	10.25	80.0	533
39212	2	162,670	0.9	9.06	85.1	565
43204	2	174,497	0.9	8.75	82.0	622
43206	1	49,941	0.3	8.68	80.0	546
43207	1	78,966	0.4	10.13	100.0	588
43214	1	254,336	1.3	8.20	100.0	698
43219	1	71,958	0.4	8.65	100.0	657
43221	1	77,560	0.4	8.35	79.2	655
43227	1	73,462	0.4	9.25	75.0	685
43228	1	84,804	0.4	8.85	73.8	526
43229	2	119,338	0.6	10.13	85.3	558
43232	3	207,504	1.1	7.90	83.1	617
43235	1	229,600	1.2	7.30	80.0	590
43605	1	73,708	0.4	8.40	90.0	573
44035	1	79,908	0.4	8.90	76.2	500
44105	1	75,914	0.4	8.88	80.0	607
44107	2	122,970	0.6	8.82	84.1	609
44111	1	79,506	0.4	7.94	73.8	607
44122	1	99,694	0.5	8.90	81.1	599
44123	1	119,441	0.6	9.50	100.0	581
44125	4	212,172	1.1	7.98	86.1	641
44126	1	103,921	0.5	7.38	80.0	679
44129	1	25,577	0.1	11.75	100.0	596
44132	1	137,653	0.7	8.60	100.0	617
44137	2	92,941	0.5	9.58	83.1	646
44138	1	174,964	0.9	7.75	80.0	634
44145	1	139,785	0.7	7.35	80.0	714
44146	3	351,386	1.8	9.10	81.5	592
44301	2	131,253	0.7	8.91	85.1	597
44305	1	107,935	0.6	8.50	90.0	594
Continued...

Home Equity Asset Trust 2006-7 Credit Suisse Securities (USA) LLC

...continued
		Total	%		WA
Zipcode	No of Loans	Scheduled Balance	Scheduled Balance	WAC %	OLTV* %	WA FICO
44306	1	67,834	0.4	9.55	80.0	555
44310	1	51,173	0.3	9.10	80.0	548
44314	2	168,344	0.9	9.44	94.9	617
44319	1	138,833	0.7	8.55	72.4	507
44320	1	49,975	0.3	9.50	100.0	610
44485	1	50,976	0.3	9.75	100.0	696
44512	2	164,724	0.9	8.80	82.4	668
44646	1	60,249	0.3	10.25	80.0	551
44705	1	49,953	0.3	9.70	80.0	521
44720	1	38,966	0.2	11.50	100.0	607
44905	1	77,489	0.4	8.88	88.1	613
44906	1	61,839	0.3	9.55	72.1	578
45011	2	242,081	1.3	8.04	82.7	694
45013	2	145,464	0.8	10.35	90.1	571
45014	2	152,547	0.8	7.76	88.4	728
45015	1	92,118	0.5	8.54	84.0	545
45042	2	143,553	0.8	8.06	78.5	675
45044	1	56,218	0.3	8.75	75.0	655
45211	2	116,328	0.6	9.91	100.0	615
45212	1	22,328	0.1	11.38	100.0	604
45215	1	98,729	0.5	7.63	79.0	693
45217	1	107,708	0.6	8.05	80.0	685
45227	1	52,975	0.3	9.75	100.0	605
45228	1	23,985	0.1	11.50	100.0	610
45229	2	361,603	1.9	8.36	76.7	597
45230	2	52,877	0.3	11.49	100.0	608
45231	1	95,918	0.5	6.80	80.0	613
45237	4	220,319	1.2	9.03	80.7	628
45238	2	167,619	0.9	8.94	96.0	559
45239	2	121,945	0.6	9.39	100.0	609
45244	2	89,711	0.5	9.46	80.6	658
45406	1	56,656	0.3	9.45	85.0	809
45408	1	49,971	0.3	8.75	79.4	595
45418	1	49,966	0.3	7.88	71.4	612
45429	3	163,479	0.9	8.77	86.3	687
45431	1	98,950	0.5	9.38	100.0	614
45458	1	28,541	0.1	11.50	89.0	608
45503	1	58,969	0.3	9.13	100.0	631
45504	3	265,559	1.4	8.55	91.0	601
45505	3	177,586	0.9	9.11	95.7	661
45801	1	99,929	0.5	7.40	80.0	614
45805	1	71,200	0.4	7.75	75.0	551
46201	1	59,472	0.3	9.70	85.0	615
46203	1	82,084	0.4	6.24	80.0	686
46221	1	87,600	0.5	7.20	80.0	623
46222	1	78,832	0.4	9.50	95.0	595
46234	1	59,500	0.3	7.88	70.0	663
46404	1	69,270	0.4	10.03	90.0	584
46410	1	150,830	0.8	8.50	90.0	626
46615	1	36,980	0.2	9.13	50.0	587
46637	1	28,001	0.1	11.25	100.0	633
46901	1	86,962	0.5	10.00	100.0	601
46902	1	20,538	0.1	11.75	100.0	615
47303	1	62,967	0.3	9.25	90.0	586
48202	1	71,966	0.4	9.63	100.0	600
48203	1	78,239	0.4	10.60	90.0	584
48204	1	54,968	0.3	8.63	100.0	800
48205	5	385,711	2.0	9.77	88.2	593
48206	2	152,292	0.8	9.05	95.9	669
48209	1	70,857	0.4	9.78	85.0	577
48210	1	62,948	0.3	10.30	90.0	656
48212	3	190,346	1.0	8.93	93.0	626
48213	1	76,428	0.4	9.75	90.0	684
48214	3	233,552	1.2	8.66	80.4	611
48218	1	71,990	0.4	9.40	85.0	510
48219	4	256,879	1.3	8.98	83.4	639
48220	1	99,734	0.5	8.09	80.0	540
48223	2	198,526	1.0	8.78	87.5	615
48224	2	148,121	0.8	8.27	73.0	621
48227	2	208,789	1.1	8.53	85.5	621
48228	4	279,940	1.5	9.11	89.7	641
Continued...

Home Equity Asset Trust 2006-7 Credit Suisse Securities (USA) LLC

...continued
		Total	%		WA
Zipcode	No of Loans	Scheduled Balance	Scheduled Balance	WAC %	OLTV* %	WA FICO
48230	1	282,012	1.5	7.88	90.0	634
48234	1	53,147	0.3	8.25	79.5	684
48235	2	135,467	0.7	8.16	83.6	627
48238	4	237,926	1.2	9.47	89.4	595
48239	2	168,086	0.9	9.87	87.5	541
48503	1	61,170	0.3	9.50	85.0	557
48504	1	69,825	0.4	8.45	100.0	646
48506	1	70,463	0.4	10.39	85.0	543
48507	1	97,344	0.5	5.72	80.0	653
48609	1	104,532	0.5	8.88	79.9	709
61107	1	143,835	0.8	8.79	80.0	649
71603	1	71,207	0.4	8.50	75.0	589
Total:	224	19,124,158	100.0	8.73	84.6	621